                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                             MASTER LEASE AGREEMENT

                                     BETWEEN

                      SOUTHWEST PREMIER PROPERTIES, L.L.C.

                                       AND

                           CENTRAL FREIGHT LINES, INC.

                          (revised as of April 5, 1999)


THIS MASTER LEASE AGREEMENT (the "Lease") is made between SOUTHWEST PREMIER PROPERTIES, L.L.C., (the "Landlord") and CENTRAL FREIGHT LINES, INC., (the "Tenant").

                                   DEFINITIONS

For the purpose of this Lease, as amended from time to time, unless the context otherwise requires, the following terms shall have the following meanings:

--------------------------------------------------------------------------------
"Parcel"            Any one of the 37 real properties listed on Exhibit A
--------------------------------------------------------------------------------
"Property"          Collectively, the 37 properties described in Exhibit A
--------------------------------------------------------------------------------
"Premises"          The Property, subject to (i) Landlord's right under Section
                    2.1 to exclude Surplus Property, (ii) Landlord's right under
                    Section 2.4 to delete from the Premises any of the Revised
                    Exhibit B Parcels and substitute Comparable Facilities, and
                    (iii) Tenant's right under Section 2.4.8 to exclude a
                    Parcel. The Premises, as outlined in red on Exhibits B-1
                    through B-28, shows the Premises after Surplus Property has been excluded. However, until the effective date of
                    Landlord's exercise of its right to exclude any particular
                    Parcel of Surplus Property, Premises shall refer to all
                    Property that has not yet been excluded.
--------------------------------------------------------------------------------
"Surplus Property"  Those portions, defined in Section 2.1 and in the Revised
                    Exhibit B, of the 28 Parcels that are not needed for the
                    operations of the Tenant.
--------------------------------------------------------------------------------
"Comparable         The replacement facility described in Section 2.4.3 of the
Facilities"         First Amendment, which becomes the subject of a New Lease
                    under Section 2.4.6 of the First Amendment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
"New Lease"         A lease separate and apart from this Lease that Landlord and
                    Tenant enter into under Section 2.4.6 for the Comparable
                    Facilities.
--------------------------------------------------------------------------------
"Upgrades"          Significant improvements for replacement facilities over
                    existing facilities, as described in Section 2.4.5 of the
                    First Amendment
--------------------------------------------------------------------------------
"Primary Term"      May 22, 1998 through May 21, 2008, as defined in Section 3.1
--------------------------------------------------------------------------------
"Five Year          As defined in Section 3.2
Extensions"
--------------------------------------------------------------------------------
"Ten Year Term"     As defined in Section 3.2
--------------------------------------------------------------------------------
"Extension Terms"   As defined in Section 3.2
--------------------------------------------------------------------------------
"Rent"              As defined in Section 4.1
--------------------------------------------------------------------------------
"FMRV"              Fair market rental value, as defined in Section 4.2
--------------------------------------------------------------------------------
"Landlord           As defined in Sections 4.3 and 29
Appraiser"
--------------------------------------------------------------------------------
"Tenant Appraiser"  As defined in Sections 4.3 and 29
--------------------------------------------------------------------------------
"Independent        As defined in Sections 4.3 and 29
Appraiser"
--------------------------------------------------------------------------------
"Indemnitor"        As defined in Section 21
--------------------------------------------------------------------------------
"Indemnitee"        As defined in Section 21
--------------------------------------------------------------------------------
"Losses"            As defined in Section 21
--------------------------------------------------------------------------------

     1 DEMISE: In consideration of the undertakings of the parties contained herein, Landlord leases to Tenant, and Tenant leases from Landlord, the Thirty-Seven (37) properties described in Section 2 (herein collectively referred to as the "Premises"), on the terms and conditions contained in this instrument.

     2 PREMISES: Subject to the reservation of Surplus Property (as described below) and to the other terms and conditions herein contained, the Landlord leases to Tenant the Thirty-Seven (37) properties described in Exhibit A, attached hereto.

     2.1 RESERVATION OF SURPLUS PROPERTY BY LANDLORD: Attached hereto as Revised Exhibit B is a list describing portions of the Premises, including portions in Waco, Dallas, and Houston, that are not needed for the operations of the Tenant (herein, each itemized parcel, and the aggregate of all parcels identified on Revised Exhibit B, are referred to interchangeably as "Surplus Property"). Landlord hereby reserves the right to exclude from the Premises and the scope of this Master Lease Agreement, any or all Surplus Property, without reduction in rent.

     2.2 LANDLORD'S EXERCISE OF RIGHT TO EXCLUDE SURPLUS PROPERTY: Landlord shall exercise its right to exclude Surplus Property from the scope of this Lease by providing Tenant at least sixty (60) days prior written notice, identifying with particularity which parcel or parcels are to be excluded, and the effective date of such exclusion. Thereafter, Landlord shall have all rights of a fee simple owner of the excluded Surplus Property, including the rights to subdivide, develop, and/or to sell it.

     2.3 TENANT'S USE OF SURPLUS PROPERTY PRIOR TO EXCLUSION FROM LEASE.: At any time prior to the effective date designated in Landlord's notice of exercise of its right to exclude Surplus Property, Tenant may use the Surplus Property subject to the terms of this Lease for all lawful purposes, including subleasing it for trailer pads. No improvements shall be constructed on the Surplus Property by Tenant without the prior written consent of Landlord.

     2.4 LANDLORD'S RIGHT TO SUBSTITUTE COMPARABLE FACILITIES: Landlord has the right to substitute "Comparable Facilities" (as defined below) for any of the Revised Exhibit B Parcels containing Surplus Property, under the following terms and conditions:

          2.4.1 When Exercisable. The right is exercisable whenever Landlord receives an offer to purchase, lease, or joint venture any of the Revised Exhibit B Parcels that Landlord is willing to accept.

          2.4.2 Notices; Timing; Procedure. To exercise the right, Landlord shall provide Tenant written notice, which notice shall identify the affected Parcel and shall propose a replacement facility for Tenant. Thereafter, Tenant shall select one of the following options:

                (i)   accept the replacement facility,

                (ii) reject the replacement facility and, instead, opt out of the Lease under Section 2.4.8, or

                (iii) submit the question to binding arbitration under Section
                      2.4.3,

     and shall notify Landlord within 30 days following the date on which Tenant received Landlord's Section 2.4.2 notice. In the absence of a response from Tenant, Tenant shall be deemed to have selected option (ii). Thereafter, Landlord shall have 30 days following its receipt of Tenant's notice to notify Tenant that Landlord has selected one of the following options:

                (i) either that Landlord will agree to provide the replacement facility or that Landlord will agree to Tenant's opting out of the Lease under Section 2.4.8 for the affected Parcel, or

                (ii) to rescind Landlord's initial Section 2.4.2 notice and return to the status quo (prior to Landlord's Section
                      2.4.2 notice) with respect to the affected Parcel.

     Following the expiration of the second 30-day period, and in the event Tenant does not plan to remain at the affected Parcel, Tenant shall have six (6) months within which to vacate the Parcel, unless the parties agree otherwise, or unless, if Landlord is providing the replacement facility, such facility is not ready for occupancy, in which event Tenant shall vacate the affected Parcel when the replacement facility is ready for occupancy.

          2.4.3 "Comparable Facilities". Landlord, at Landlord's expense, shall provide Tenant "Comparable Facilities", meaning a replacement facility for use as a trucking terminal either (i) having business utility at least comparable to the existing facility being replaced or (ii) that is otherwise acceptable to Tenant, in Tenant's sole judgment. In determining business utility, the following factors shall be taken into consideration:

               (a) Whether the replacement facility is comparable to the existing facility;

               (b) Size, in square footage, of property and of building;

               (c) Layout, including internal circulation;

               (d) Location and accessibility in relation to major roadways;

               (e) Ease of accessibility to site by a tractor-trailer;

               (f) Convenience of location in relation to customer base (within 10 miles of the existing facility is presumed to have convenient location to customer base);

               (g) Adequacy of security or ease in providing adequate security;

               (h) Appropriate zoning;

               (i) Absence of environmental concerns;

               (j) Physical condition of the premises.

     In the event a proposed replacement facility is not otherwise acceptable to Tenant and Landlord and Tenant cannot agree as to whether any proposed Comparable Facilities has comparable business utility to the facility being replaced, the parties may submit, for binding arbitration, such question to a duly qualified appraiser in the same manner as is provided in Sections
     4.3 and 29 of the Lease for determining Fair Market Rental Value or Fair Market Value for purposes of the Options to Extend or the Option to Purchase granted therein. In the event the parties agree to such submission, the appraiser's determination shall be binding upon the parties as to the issues presented to such appraiser.

          2.4.4 Irving/Dallas. In addition to the factors set forth in Section
     2.4.3 above, for the Irving/Dallas Parcel only, Tenant may require Landlord to provide two separate facilities in the Irving/Dallas greater metropolitan area that together have business utility comparable to the existing facility.

          2.4.5 Upgrades. In the event Tenant desires to upgrade its facilities (meaning, to make any significant quantitative or qualitative improvement over what would otherwise be a facility having comparable business utility, in any of the factors listed in Section 2.4.3 above) in connection with Landlord's exercising its Section 2.4 right to substitute ("Upgrades"), Tenant may do so at its cost and expense, upon written request to Landlord. At Tenant's option, Tenant may require Landlord to pay initially for the Upgrades, and Tenant shall repay Landlord in the form of additional rent, as provided in Section 2.4.7, under the New Lease described in Section 2.4.6. Tenant shall provide Landlord adequate notice of its desire to upgrade.

          2.4.6 New Lease for substitute premises. In the event Landlord exercises its right to substitute and the parties agree on Comparable Facilities, the Premises being vacated shall be deleted from this Lease and the parties shall enter into a new lease for the replacement facility ("New Lease"), for the rent described in Section 2.4.7 and upon substantially the same other terms and conditions as this Lease, except where the fact pattern obviously differs. This Lease shall be amended accordingly to reflect the deletion of the vacated Parcel from the Premises being leased and to reflect a rent decrease by the amount allocated to the vacated Parcel as shown on Exhibit C, prorated to the date Tenant vacates such Parcel.

          2.4.7 Rent for the Comparable Facilities. Annual base rent for the Comparable Facilities, without regard for any Upgrades provided upon Tenant's request, shall be:

                (i) for the balance of the Primary Term of this Lease, that amount allocated to the vacated Parcel as shown on Exhibit C, and

                (ii) in the event the initial term of the New Lease for the replacement facility extends beyond the Primary Term of this Lease, the annual base rent payable under the New Lease for such extended period shall be negotiated between Landlord and Tenant; subject to a three year rent guarantee, computed as follows, for the first three years of the New Lease for the Comparable Facility. The three year rent guarantee applies when Tenant vacates the existing Parcel and first occupies the replacement facility anytime on or after May 22, 2005 but on or before May 21, 2008, in which event, the rent for the first three years shall be at two different rates: (1) for the balance of the Primary Term of this Lease, it shall be that amount allocated to the vacated Parcel as shown on Exhibit C, and
                     (2) for the balance of the first three years of the New Lease of the replacement facility, it shall be no greater than the FMRV of the vacated Parcel would have been had the Tenant remained in such vacated Parcel beyond the Primary Term.

     Tenant may elect to pay for Upgrades by amortizing their cost over the term of the New Lease for the Comparable Facilities, under terms acceptable to both Landlord and Tenant.

          2.4.8 Tenant's Right to Exclude any Particular Revised Exhibit B Parcel from Lease. If Landlord has given the Section 2.4.2 notice to exercise its Section 2.4 right to substitute Comparable Facilities, and Landlord and Tenant are unable to agree on all of the material terms associated with implementing such arrangement, including, but not limited to, (i) whether a replacement facility constitutes Comparable Facilities,
     (ii) the rent amount for the
     substitute premises under the Section 2.4.6 New Lease for the portion of the term extending beyond the Primary Term of this Lease, or (iii) the terms of payment for any Upgrades, then Tenant may, by written notice to Landlord, elect to have the subject Parcel excluded from the Lease, and the rent payable under the Lease shall be reduced by the amount allocated to such excluded Parcel as shown on Exhibit C, prorated to the effective date of such exclusion.

     3 TERM

     3.1 PRIMARY TERM: The term of this Lease shall be for a period of ten (10) years, commencing May 22, 1998 through May 21, 2008 ( the "Primary Term") unless sooner terminated as hereinafter provided.

     3.2 EXTENSION TERMS: Subject to Sections 3.3 and 18, Tenant shall have the option to extend the Primary Term for two (2) successive extension terms of five
(5) years each (the Five Year Extensions"), or for one ten (10) year term (the "Ten Year Term"), hereafter collectively called the "Extension Terms". The Ten Year Extension Term shall begin on May 22, 2008, and shall terminate on May 21, 2018. Alternatively, the Five Year Extension Term(s) shall begin and end as follows:

          1st five year option: May 22, 2008 through May 21, 2013. 2nd five year option: May 22, 2013 through May 21, 2018.

     3.3 EXTENSION TERM NOTIFICATION: As a condition precedent to its exercise of any option to renew this Lease under any of the aforementioned Extension Terms, Tenant shall give to Landlord one-hundred and twenty (120) days advance written notice of Tenant's intention to renew this Lease. The notice shall specify whether the Extension Term is for five or ten years. In the event that notice to extend the Lease is given, but Tenant fails to specify which Extension Term is being chosen, the Extension Term will be for five (5) years.

     3.4 TERM OF THIS LEASE: The Primary Term and all Extension Terms elected by Tenant are referred to collectively as the "Term of this Lease".

     4 RENT

     4.1. PRIMARY TERM: During the Term of this Lease, Tenant shall pay rent to Landlord in equal monthly installments (the "Rent") an annual rental equivalent to 11.1% of the $27,755,326 purchase price. The first monthly installment of Rent shall be payable in advance on or before May 22, 1998 ( the "Rent Commencement Date"), and on or before the first business day of each calendar month thereafter. Rent for partial months at the inception or the termination of the Lease shall be prorated.

     4.2 EXTENSION TERMS: The Rent for any Extension Term shall be equal to the fair market rental value ("FMRV") at the time the notice to exercise on Extension Term is given. The FMRV shall be as agreed to in good faith by the Landlord and Tenant; if no agreement as been reached within 30 days of the written notice of intent, then the parties shall proceed as directed in Section 4.3.

     4.3 APPRAISAL: If no agreement has been reached by the parties regarding the FMRV, then the FMRV shall be determined by an independent and duly qualified appraiser mutually agreeable to the Landlord and Tenant and the cost of such appraisal shall be borne equally by the Landlord and the Tenant. If no agreement can be reached in choosing such an appraiser, then the Landlord shall select an appraiser (the "Landlord Appraiser") and the Tenant shall select an appraiser (the "Tenant Appraiser") and such appraisers shall mutually agree upon the FMRV. Each party shall bear the cost of its selected appraiser. If the Landlord Appraiser and the Tenant Appraiser are unable to agree to the FMRV, then the Landlord Appraiser and the Tenant Appraiser are unable to agree to the FMRV, then the Landlord Appraiser and the Tenant Appraiser shall select a mutually agreeable independent and duly qualified appraiser (the "Independent Appraiser"). The determination of the FMRV by the Independent Appraiser shall be binding on the parties. "Appraiser," as used in this paragraph, shall include duly licensed real estate brokers.

     5 REAL ESTATE TAXES AND ASSESSMENTS: During the Term of this Lease, Tenant shall pay, as the same may become due and payable and before any fine, penalty, interest or other charge may be added for nonpayment, all real estate taxes and assessments, general and special, against the Premises.

     6 UTILITIES: During the Term of this Lease, Tenant shall pay all charges for utility services supplied upon or in connection with the Premises, including without limitation, gas and electricity, sanitary and storm sewer, water, telephone services, heat, light and power.

     7 CONDITIONS OF PREMISES: The Tenant has examined the Premises and is satisfied with the physical condition thereof, including all equipment and appurtenances, and its taking possession thereof shall be conclusive evidence of its receipt thereof in good and satisfactory order and repair, unless otherwise specified herein. Tenant acknowledges that no representation as to the condition or repair of the Premises has been made by or on behalf of the Landlord, except as herein expressed, and likewise acknowledges that no agreement or promise to decorate, alter, repair or improve the Premises, including all equipment and appurtenances, either before or after the execution hereof, has been made by or on behalf of the Landlord, except as stated herein. The occupancy by Tenant of the leased Premises shall constitute an acknowledgment by Tenant that the Premises are in the condition called for by this Lease and that Landlord has performed all of the Landlord's work with respect thereto and that all construction and/or remodeling required in accordance with the terms of this Lease have been fully and satisfactorily completed in accordance with the terms hereof.

     8 POSSESSION OF PREMISES: Landlord shall deliver possession of the Premises to Tenant on or before the commencement date of this Lease.

     9 TENANT IMPROVEMENTS: Tenant, at its sole cost and expense, shall have the right, but shall not be obligated, prior to and during the Term of this Lease, to improve, alter and renovate the Premises in any manner which Tenant deems necessary or desirable to adapt the same for the conduct of its business operations, including without limitation, painting, decorating, redecorating and installing partitions, floor coverings, wall coverings, drop ceilings, light fixtures.

     10 TRADE FIXTURES: Personal Property: Tenant, at its sole cost and expense, shall have the right, but shall not be obligated, to install, use, replace, and remove its trade fixtures and personal property, such as, without limitation, telephone, teletype and other communications equipment, machinery, dock levelers, task lights, office furniture, office trailers and its Roof Antenna. Upon the expiration of the Term of this Lease, Tenant shall have the right to remove such trade fixtures and personal property from the Premises, provided that Tenant shall repair all damage to the Premises resulting from such removal.

     11 MAINTENANCE AND REPAIRS BY LANDLORD

     11.1 BY LANDLORD: In consideration of this Lease and the rate of rent contained in this Lease, the Tenant agrees that during the Term of the Lease, the Tenant will, at its own expense, pay all maintenance and repair expenses for the Premises. In the event any of the Tenant's maintenance repair is performed by the Landlord or its designees, the Landlord shall be entitled to reimbursement for any expenses incurred by Landlord. Amounts advanced shall bear interest from the date of the advance. Nothing in the paragraph shall be interpreted as requiring the Landlord to perform any such acts independent of the other provisions of this Lease.

     12 MAINTENANCE AND REPAIRS BY TENANT: Tenant, at its sole cost and expense, shall keep the Premises in a clean and orderly condition and shall perform all maintenance and repair to the Premises including but not limited to the following:

     (A) The structure and exterior of Landlord's buildings including without limitation, the roof and roof membrane, walls, floors, foundations, supports, windows, overhead doors, skylights, roof vents, drains, downspouts and landscaping;

     (B) The mechanical and utility systems serving the Premises including without limitation, heating ventilation, air conditioning, lighting, electrical, plumbing, gas, water supply, sanitary sewers and septic systems, storm sewers and storm water drainage systems, sprinkler systems, exterior telephone and communications lines and circuits and underground or overhead electrical supply;

     (C) All periodic repaving and any patching and pothole maintenance of the yard, parking, drive and other hard-surfaced areas of the Premises, together with curbs and walkways; and

     (D) Any repair occasioned or caused by Tenant's negligence or misconduct.

     13 INSURANCE: At all times during the Term of this Lease, Tenant, at its sole cost and expense, shall provide and maintain in full force and effect an insurance policy or policies protecting Landlord and Tenant, and their officers, employees, members, and managers against any loss, liability or expense from personal injury, death, property damage or otherwise arising or occurring upon or in connection with the Premises or by reason of the Tenant's operations upon or occupancy of the premises, whether the same occurs or the cause arises on or off the Premises. This coverage shall include, but not be limited to, fire and extended coverage insurance (including flooding, vandalism, malicious mischief and special extended perils or all risk) in an amount not less than the full replacement cost of the damaged portion of the Premises, with a standard inflation guard endorsement or, in the event the parties have agreed upon a fixed amount of insurance, with a fixed amount endorsement. Tenant shall maintain in full force and effect a public liability insurance policy for the Premises with coverage limits of $2,000,000 for bodily injury and $250,000 for property damage. Certificates of insurance showing compliance with the foregoing requirements shall be furnished, if requested, by Tenant to Landlord. Each such certificate shall contain an agreement by the insurer that such insurance coverage shall not be modified or canceled without delivery of at least thirty
(30) days written notice to the Landlord.


     14 DENIAL OF SUBROGATION RIGHTS: Neither the Landlord nor the Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Premises or the adjoining property, or in any manner growing out of or connected with the Tenant's use and occupancy of the Premises, or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of the Landlord or the Tenant or of their respective agents, employees, subtenants, licensees, managers, members, or assignees. This release shall apply only to the extent that such business interruption, loss or damage to property or injury to or death of persons is covered by insurance, regardless of whether such insurance is payable to or protects the Landlord or the Tenant or both. Nothing in this paragraph shall be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence of this paragraph.

     15 RENT ADJUSTMENT UPON DAMAGE BY FIRE OR OTHER CASUALTY: In the event that one or more of the thirty-seven (37) properties constituting the Premises shall be partially or wholly destroyed or damaged by fire or other casualty, without the fault of the Tenant, so that the same shall be unfit for use or occupancy, then Tenant shall give Landlord immediate written notice of the same, and a Rent Adjustment, according to the nature and extent of the damage sustained in loss of use or occupancy, shall occur.

     16 CONDEMNATION OF PREMISES: In the event that one or more of the thirty-seven (37) properties constituting the Premises shall be, in whole or part, condemned or taken, then Landlord shall give Tenant written notice of the same, and effective as of the date of vesting of title, a Rent Adjustment shall occur.

     17 DEFAULT OF TENANT: A default by Tenant under this lease shall occur if any of the following occur, but a default is not limited to the following:

     (A) Any one or more rent payments due from the Tenant to the Landlord shall be and remain unpaid in whole or part after they are due and payable;

     (B) The Tenant fails to provide insurance as required by this Lease and the default continues for more than ten (10) days after notice from Landlord;

     (C) The Tenant violates or defaults in any of the other covenants, agreements, stipulations or conditions herein and such violation or default shall continue for a period of thirty (30) days after written notice from the Landlord of such violation of default; or

     (D) If the Tenant shall become insolvent, make an assignment for the benefit of its creditors, or if a receiver is appointed for the Tenant.

     18 LANDLORD'S REMEDIES UPON TENANT'S DEFAULT: The remedies provided in this paragraph are not exclusive and are in addition to any other remedies now or later allowed by law. Upon default of the Tenant:

     (A) The Landlord may, at its option, declare this Lease forfeited, the Lease term ended, have the right to reenter the Premises and have the right to take possession of the Premises without any further obligation to Tenant. Landlord may remove all persons and property at the cost of Tenant.

     (B) Landlord may instead elect to keep Tenant in possession and continue to have all rights and remedies under this Lease. If Landlord elects to keep Tenant in possession, Landlord shall have the rights under subparagraph (A) for any future defaults or for any previous default which remains uncured.

     (C) If Landlord elects under subparagraph (B) to keep the Lease in force, Landlord may lease the Premises at a rate of rent determined by Landlord to be reasonable. Tenant shall pay to Landlord any costs incurred in leasing the property and any rents under this lease in excess of the rent which Landlord actually receives from new Tenant. The new Tenant may pay rents directly to Landlord.

     19 LANDLORD'S DEFAULT: In the event of any failure by Landlord to perform any term, condition, covenant or obligation of this Lease on the part of Landlord to be performed within fifteen (15) days after the date on which Landlord receives from Tenant notice by certified or registered mail specifically describing such failure, Tenant (in addition to all other remedies to which Tenant may be entitled under this instrument or at law or in equity) may cure such default by Landlord on behalf of, and at the sole cost and expense of Landlord, including a supervision charge of twenty percent (20%) of all costs and expenses in connection therewith within thirty (30) days after Tenant's delivery to Landlord of an invoice therefor, failing which Tenant may offset such costs and expenses against any Rent and other amounts payable by Tenant hereunder. The foregoing notwithstanding, if Landlord shall exercise in good faith diligent efforts within such fifteen (15) day period to cure the failure specified in the notice but shall not be able to do so because of acts of God, riots, or labor strikes, then any such failure shall not be considered a default of this Lease by Landlord so long as Landlord shall continue to exercise in good faith such diligent efforts to cure such failure and shall do so within a reasonable period of time.

     20 LANDLORD'S RIGHTS OF ENTRY: Following reasonable notice to Tenant, Landlord may enter upon the Premises as often as Landlord may deem reasonably necessary for the purposes of inspecting the Premises, offering the Premises for lease (but only during the period which commences sixty (60) days prior to the expiration of the then existing Primary Term or Extension Term), offering the Premises for sale or transfer, or any other reason which the Landlord, in good faith, believes necessary in its business judgment. Landlord's right of entry shall be exercised in a manner and at times such that there shall be no unreasonable interference with the use and occupancy of the Premises by Tenant for the conduct of its business operations.

     21 MUTUAL INDEMNIFICATION: Each party (the "Indemnitor") agrees to indemnify, defend and hold the other party (the "Indemnitee") harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including, without limitation, environmental damages and remediation expenses, reasonable attorneys' fees (collectively, "Losses"), arising out of , or with respect to: (a) any breach of any warranty or representation or any covenant or agreement of the Indemnitor under this Lease; or (b) any injury to, or death of, persons and/or any damage to, or destruction of, property, on or about the Premises and attributable to the negligence or misconduct of the Indemnitor, or its officers, employees, agents, contractors or invitees, except for any such breach, any injury or death or any damage or destruction arising out of, or with respect to, the negligence or misconduct of the Indemnitee, or any of its officers, employees, agents, contractors or invitees, or at otherwise specifically provided in this Lease; provided, however, that the indemnification obligation created by this Section shall be expressly conditioned upon the Indemnitee (i) delivering to the Indemnitor prompt notice of any event giving rise to such indemnification obligation and
(ii) providing the Indemnitor the opportunity to defend itself from and against any Losses.

     22 TRANSFERS

     22.1 ASSIGNMENT AND SUBLETTING: Tenant shall have the right to assign this Lease and/or sublet any portion of the Premises, with or without the consent of Landlord. Absent the written agreement of Landlord, no assignment of this Lease or subletting of all or any portion of the Premises shall relieve Tenant of any of the terms, conditions, covenants and obligations of this Lease on the part of Tenant to be performed.

     22.2 NOTICE OF SALE/RIGHT OF FIRST REFUSAL: It is understood by the parties that the Landlord may, at any time, desire to sell all or part of the Premises. If Landlord desires to sell all or a portion (i.e. one or more of the 37 parcels described previously in Exhibit A) of the Premises during the Term of this Lease, and receives a signed offer or other such contract under terms and conditions acceptable to the Landlord, Landlord will give notice to Tenant, including the terms and conditions of the offer for transfer or sale. If within sixty (60) days of said notice, Tenant shall decide to purchase the property, Landlord and Tenant will execute a contract of sale under the same terms and conditions of said offer. Landlord may sell Surplus Property, which is not subject to this Right of First Refusal.


     23 HOLDING OVER: If Tenant shall continue to occupy the Premises after the expiration of the Term of this Lease or the earlier termination of this Lease, without exercising an Extension Term, then Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to the terms and conditions of this Lease; provided, however, that either party shall have the right to terminate such month-to-month tenancy upon delivery of thirty (30) days' notice to the other.

     24 QUIET ENJOYMENT

     24.1 LANDLORD'S COVENANT: Landlord covenants and agrees that Tenant shall have the peaceful and quiet possession and enjoyment of the Premises (subject to all mortgages and other matters to which this Lease, is or shall become, subordinate in accordance with the provisions of Section 25) for the conduct of its business operations during the Term of this Lease, without hindrance by Landlord or any party whatsoever.

     25 SUBORDINATION OF LEASE TO MORTGAGES: This Lease shall be subject and subordinate at all times to the lien of existing mortgages and of mortgages which hereafter may be made a lien on the Premises. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination, the Tenant will nevertheless execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by the mortgagee. The Tenant hereby irrevocably appoints the Landlord his attorney-in-fact to execute and deliver any such instrument for the Tenant. Provided, however, and notwithstanding the foregoing provisions hereof, upon foreclosure of the mortgage with the mortgagee succeeding to the rights of the Landlord, the Tenant shall, at the option of said mortgagee, attorn to the mortgagee as follows:

        (A) Tenant shall be bound to the mortgagee under all the terms of the Lease for the balance of the term hereof remaining with the same force and effect as if the mortgagee were the Landlord under the Lease, and Tenant hereby attorns to the mortgagee as its Landlord, such attornment to be effective and self-operative, without the execution of further instrument on the part of either of the parties hereto, and immediately upon the mortgagee succeeding to the interest of Landlord under this lease and having given written notice of the same to Tenant. The respective rights and obligations of Tenant and of the mortgagee upon such attornment shall to the extent of the remaining term of the lease be the same as now set.

        (B) The mortgagee shall be bound to the Tenant under all of the terms of this Lease, and the Tenant shall, from and after such event, have the same remedies against the mortgagee for the breach of an agreement contained in this Lease that the Tenant might have had under this Lease against the Landlord hereunder. In no event, however, shall the mortgagee be liable for any act or omission of any prior Landlord, be subject to any offsets or defenses which Tenant might have against any prior Landlord, or be bound by any rent or additional rent which the Tenant might have paid to any prior Landlord for more than the current month.

     26 SURRENDER OF PREMISES: Upon the expiration or earlier termination of the Term of this Lease, Tenant shall deliver up and surrender the Premises to Landlord in the same condition as it was at the Rent Commencement Date, subject to: (a) Tenant's improvements, alterations and renovations to the Premises; (b) normal wear and tear; and (c) damage by fire, explosion or other casualty which is not covered by insurance .

     27 RENT AND NOTICES: Rent and any and all notices or demands required or permitted to be given hereunder deemed to be properly served if hand-delivered or sent by registered or certified mail, postage prepaid, addressed to the Landlord at

                           Southwest Premier Properties, L.L.C.
                           Attn: Joe Hall
                           P.O. Box 2638
                           Waco, TX  76702

or addressed to the Tenant at

                           Central Freight Lines, Inc.
                           Attn: Clay Embry
                           P.O. Box 2638
                           Waco, TX  76702
or at such other address as either party may hereafter designate in writing to the other. Any notice or demand so mailed shall be effective for all purposes at the time of deposit thereof in the United States mail.

     28 SIGNS: Tenant shall have exclusive sign rights for the Premises, exterior and interior, and shall have the right to erect and display signs on the Premises and on such other areas of the Premises as Tenant reasonably may request, subject only to compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction.

     29 OPTION TO PURCHASE: At any time after the expiration of the Primary Term but while Tenant is still a Tenant under this Lease, Tenant shall have the option to purchase that portion of the Premises utilized and occupied by the Tenant in its truck line operations, or an integral part of any land or building so utilized or occupied, but shall not have the option to purchase the Surplus Property. In the event Landlord sells any parcels comprising the Premises prior to Tenant's exercise of this option, this option shall extend only to the remaining Premises. The purchase price shall be equal to the Fair Market Value of the Premises, as determined by a duly qualified appraiser mutually agreeable to the Landlord and Tenant and the cost of such appraisal shall be borne equally by the Landlord and the Tenant. If no agreement can be reached in choosing such an appraiser, then the Landlord shall select an appraiser (the "Landlord Appraiser") and the Tenant shall select an appraiser (the "Tenant Appraiser") and such appraisers shall mutually agree upon the Fair Market Value. Each party shall bear the cost of its selected appraiser. If the Landlord Appraiser and the Tenant Appraiser are unable to agree to the Fair Market Value, then the Landlord Appraiser and the Tenant Appraiser shall select a mutually agreeable independent and duly qualified appraiser (the "Independent Appraiser"). The determination of the Fair Market Value by the Independent Appraiser shall be binding on the parties. "Appraiser," as used in this paragraph, shall include duly licensed real estate brokers. Tenant may exercise the option to purchase by delivering written notice to Landlord of its election to exercise the option.

     30 AMENDMENTS. The Tenant and Landlord agree that amendments to this Master Lease may be necessary from time to time to reflect changes in the number of properties constituting the Premises, the Rent, and other such changes described in the Lease. The parties agree that any amendments will be made in writing and signed by Landlord and Tenant, or will have no effect on this Master Lease.

     31 MISCELLANEOUS:

     (A) This Lease: (i) contains the entire agreement between the parties and no promise, representation, warranty, covenant, agreement, or understanding not specifically set forth in this Lease shall be binding upon either party; (ii) may not be amended, modified, or supplemented in any manner except in writing signed by the parties; (iii) shall be construed and governed under the laws of Texas; (iv) shall not be construed more stringently in favor of one party against the other regardless of which party has prepared the same; (v) shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns; (vi) shall not be binding until this Lease shall be executed and delivered by the parties, to each other; and (vii) may be executed in counter parts, each of which shall be deemed an original, but which all together constitute the same instrument.

     (B) Any person executing this Lease on behalf of a corporation or limited liability company represents and warrants that such person is authorized to execute and deliver this Lease on behalf of the entity.

     (C) The invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of the remainder of this Lease.

     32. ENVIRONMENTAL COMPLIANCE: Tenant shall, at its expense, comply with all Environmental Laws, as defined below, and furnish satisfactory evidence of such compliance upon request of Landlord. Should any discharge, leakage, spillage, emission, or pollution of any type occur upon or from the Premises due to Tenant's use and occupancy thereof, Tenant, at its expense shall be obligated to perform appropriate remediation. The term "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, or regulation pertaining to any Hazardous Substances, as defined below, or to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA") and state laws regarding underground storage tanks. The term "Hazardous Substances" means and includes any petroleum products and any substances included within the definitions of hazardous substances or hazardous materials in CERCLA, RCRA, and other federal, state or local statutes, laws, ordinances, codes, rules, or regulations relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous wastes, substance or material, as now or at any time hereafter in effect. Tenant hereby (i) acknowledges that it has assumed certain environmental liabilities and obligations of Viking Freight, Inc., and (ii) agrees to indemnify and hold harmless Landlord from and against any and all claims, damages and liabilities arising in connection with the presence, use, storage, disposal, transport, generation, recycling, treatment, reuse, reclamation, handling, release, or threatened release of any Hazardous Substances on, from or about the Premises.

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Lease to be duly executed by each of their respective authorized representatives effective as of April 5, 1999.

SOUTHWEST PREMIER                       CENTRAL FREIGHT LINES, INC.
PROPERTIES, L.L.C.

By: /s/ Joe E. Hall                     By: /s/ Douglas E. Quicksall
   --------------------------------         -----------------------------------
         Joe E. Hall                             Douglas E. Quicksall

Its:  President                         Its: Senior Vice President of Operations

Dated:  April 5, 1999                   Dated:   April 5, 1999
      -----------------------------           ---------------------------------

                                        By:  /s/ Clay Embry
                                           -----------------------------------
                                                 Clay Embry

                                        Its:  Director of Administration

                                        Dated:   April 5, 1999


EXHIBITS

Exhibit A - Property
Revised Exhibit B - List of Surplus Property
Exhibit C - Value and Rent Allocation by Parcel